UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	IMMU	Nasdaq Stock Market LLC

EXPLANATORY NOTE

On April 6, 2020, Immunomedics, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) reporting that, on April 4, 2020, upon recommendation from the Compensation Committee of the Board of Directors and approval by the Board of Directors of the Company, the Company appointed Harout Semerjian as the Company’s President and Chief Executive Officer, effective April 16, 2020. This amendment amends the Original 8-K to include the below information regarding compensation arrangements for Mr. Semerjian.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2020, the Company entered into an executive employment agreement with Mr. Semerjian, pursuant to which Mr. Semerjian will serve as the Company’s President and Chief Executive Officer (the “Semerjian Agreement”).

Mr. Semerjian’s appointment as President and Chief Executive Officer was effective as of April 16, 2020 (the “Start Date”). The initial term of the Semerjian Agreement is for two (2) years, and shall automatically renew for successive one (1) year periods thereafter, unless at least ninety (90) days prior to the end of any such period one party notifies the other in writing that they are exercising their option not to renew the Semerjian Agreement. Mr. Semerjian will receive an annual base salary of $675,000 and be eligible for an annual bonus, to be determined by the Compensation Committee of the Board of Directors, with a minimum target of 70% of Mr. Semerjian’s base salary for each applicable fiscal year. Mr. Semerjian is entitled receive a relocation bonus of $225,000, payable within thirty (30) days after the Start Date, and such relocation bonus shall be repaid by Mr. Semerjian if Mr. Semerjian’s employment is terminated by the Company for Cause or by Mr. Semerjian for any reason other than Good Reason (each as defined in the Semerjian Agreement) within one (1) year of the Start Date. Mr. Semerjian is also entitled to be reimbursed up to $10,000 for professional fees incurred with respect to his commencement of employment with the Company.

On the Start Date, Mr. Semerjian was granted a non-qualified stock option (the “Time-Based Option”) to purchase 252,602 shares of the Company’s common stock. Such option has a seven-year term and an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Start Date and is subject to the terms of the Non-Qualified Stock Option Agreement (the “NQSO Agreement”). The Time-Based Option will vest as to 25% of the shares underlying the option on the first anniversary of the Start Date, and an additional 1/16th of the total number of shares underlying the option on the corresponding day of each quarter thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Start Date, in each case subject to Mr. Semerjian’s continued employment on each such vesting date.

Mr. Semerjian was also granted a time-based restricted stock unit award (the “Time-Based Unit Award”) of 50,075 restricted stock units (“RSUs”). Such Time-Based Units Award will vest as to 50% of the RSUs on the first anniversary of the date of grant, and an additional 50% on the second anniversary of the date of grant, in each case subject to Mr. Semerjian’s continued employment on each such vesting date.

Additionally, Mr. Semerjian was granted a performance-based restricted stock unit award (the “Performance-Based Unit Award”) of 50,075 RSUs. Such Performance-Based Units Award will vest upon the Company achieving certain specified gross revenue targets from the sale of sacituzumab govitecan and upon the sacituzumab govitecan approval in a second indication, in each case subject to Mr. Semerjian’s continued employment on each such vesting date.

In the event Mr. Semerjian is terminated without Cause, resigns for Good Reason before a Change of Control (each as defined in the Semerjian Agreement), or the Company does not renew the Semerjian Agreement before a Change of Control following the expiration of any applicable renewal term, Mr. Semerjian will receive, provided that Mr. Semerjian executes within twenty-one (21) days (or forty-five (45) days to the extent required by applicable law) of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Semerjian’s employment by the Company and the termination thereof, severance consisting of: (i) eighteen (18) months of his then-current base salary, (ii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination and subject to the satisfaction of applicable performance conditions as reasonably determined by the Company, (iii) continued health coverage for a period of eighteen (18) months, (iv) six (6) months of outplacement services, and (v) accelerated vesting of the Time-Based Option and Time-Based Unit Award as if Mr. Semerjian’s employment had continued for an additional six (6) months following his date of termination, among other benefits and in each case subject to the terms and conditions of the Semerjian Agreement.

In the event Mr. Semerjian is terminated without Cause, resigns for Good Reason or the Company does not renew the Semerjian Agreement following the expiration of any applicable renewal term within one (1) year after a Change of Control, Mr. Semerjian will receive, provided that Mr. Semerjian executes within twenty-one (21) days (or forty-five (45) days to the extent required by applicable law) of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Semerjian’s employment by the Company and his termination thereof, severance consisting of: (i) two (2) years of his then-current base salary, (ii) his annual target bonus for the year in which his employment terminated, (iii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination and subject to the satisfaction of applicable performance conditions as reasonably determined by the Company, (iv) continued health coverage for a period of eighteen (18) months, (v) six (6) months of outplacement services, and (vi) accelerated vesting of all unvested portions of the Time-Based Option, Time-Based Unit Award and Performance-Based Unit Award, among other benefits and in each case subject to the terms and conditions of the Semerjian Agreement.

The Company expects to file the Semerjian Agreement, NQSO Agreement, Time-Based Unit Award and Performance-Based Unit Award as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. The foregoing descriptions are qualified in their entirety by reference to the complete text of the Semerjian Agreement, NQSO Agreement, Time-Based Unit Award and Performance-Based Unit Award, when filed.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020	By:	/s/ Usama Malik
Name: Usama Malik
Title: Chief Financial Officer